SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):November 22, 2004

SIGNATURE LEISURE, INC.

(Exact Name of Registrant as Specified in its Charter)

Colorado

(State of Organization)
000-49600

(Commission File Number)
50-0012982

(I.R.S. Employer
Identification No.)

     100 Candace Drive Maitland, Florida 32751

(Address of Principal Executive Offices)

407-599-2886

Registrants Telephone Number

     1111 N. Orlando Avenue Winter Park, Florida 32789

(Former Name or Address of Registrant)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[	] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[	] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[	] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[	] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SIGNATURE LEISURE, INC Report on Form 8-K

Section 8 – Other Events
Item 8.01 – Other Events

Press Release

Signature Leisure Announces L.O.I. To Acquire Parker Productions

MAITLAND, Fla. – (BUSINESS WIRE) – Nov. 22. 2004 – Signature Leisure, Inc. (OTCBB:SGLI - News) announced today that the Company recently signed a Letter of Intent to acquire Parker Productions. Parker Productions is a modeling and event staffing company located in Central Florida.

The management of Signature Leisure has over the course of the past several months been laying the groundwork in an effort to make such an acquisition possible. The Company’s recent announcement of the Company’s new offices located in Maitland, Florida is one such example. Company management identified and selected Parker Productions as being a “good fit” to integrate into the operations of Signature Leisure.

The Company intends to complete the acquisition during the first quarter of 2005. Prior to the completion of the acquisition, Signature Leisure and Parker Productions will work together to facilitate the transition and integration of Parker’s operations into Signature Leisure. The Company intends to operate Parker Productions as a wholly owned subsidiary within Signature Leisure, Inc.

Stephen Carnes, CEO of Signature Leisure, Inc. stated, “I am very happy that Signature Leisure and Parker Productions have agreed to the terms contained in the Letter of Intent and I look forward to the Company being able to complete the acquisition in a very timely manner. I have known and worked with the management at Parker Productions for almost two years and I am very pleased to announce the pending acquisition. I believe that the acquisition of a modeling and event staffing company will be a good fit within Signature Leisure and it is my hope that the news will be well received by the public.”

Additionally, Carnes stated, “The acquisition of Parker Productions will enable Signature to jump start the Company’s desire to have operations in the modeling and event staffing industry. It is Signature’s desire to not only acquire Parker’s present operations, but also to grow and expand the business. I am very pleased that Parker’s management desires to continue to work with Signature to assist in the long term growth of the business.”

Carnes further stated, “Along with today’s announcement, I also want to restate that the Company will continue to work on revitalizing Signature Auto, the Company’s auto sales business which had its operations severely dampened by the hurricanes that hit Central Florida this year. In addition to the auto sales industry, which I believe possesses the potential to provide a good revenue stream for the Company, I am optimistic about the potentials held within the modeling and event staffing industry. I look forward to the future opportunities that Parker Productions will generate for the Company upon completion of the acquisition.”

About Parker Productions – Parker Productions is a modeling and event staffing company located in Central
Florida. For more information about Parker Productions, please visit the Company’s website at
http://www.parkerproductions.com

About Signature Leisure, Inc. (OTCBB:SGLI – News) – Signature Leisure, Inc. is a publicly traded company trading on the OTC Bulletin Board under the symbol SGLI.

SIGNATURE LEISURE, INC Report on Form 8-K

This press release contains certain “forward-looking” statements, as defined in the United States Private Securities Litigation Reform Act of 1995 that involve a number of risks and uncertainties. Statements, which are not historical facts, are forward-looking statements. The Company, through its management, makes forward-looking public statements concerning its expected future operations, performance and other developments. Such forward-looking statements are necessarily estimates reflecting the Company’s best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements. It is impossible to identify all such factors, factors that could cause actual results to differ materially from those estimated by the Company. They include, but are not limited to, the Company’s ability to develop operations, the Company’s ability to consummate and complete an acquisition, the Company’s access to future capital, the successful integration of acquired companies, government regulation. managing and maintaining growth, the effect of adverse publicity, litigation, competition, sales and other factors that may be identified from time to time in the Company’s public announcements.

Contact:

Signature Leisure, Inc., Maitland
Stephen W. Carnes, 407-599-2886
info@signatureleisure.com

Source: Signature Leisure, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGNATURE LEISURE, INC

By:	\s\	Stephen W. Carnes

Stephen W. Carnes

President and Chief Executive Officer

Date: November 24, 2004